UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACTIVBIOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2006101
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Hartwell Avenue, Lexington, MA 02421

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	File No. 333-136593
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

(Title of Class)

ITEM 1.                    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

See the “Description of Capital Stock” section in the prospectus included in the Registration Statement on Form S-1 (File No. 333-136593) of ActivBiotics, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on August 14, 2006, including any subsequent amendments thereto, which section is hereby incorporated by reference herein.

ITEM 2.                    EXHIBITS.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ActivBiotics, Inc.

	By:	/s/ Steven C. Gilman, Ph.D
Steven C. Gilman, Ph.D
President, Chief Executive Officer and Director
(principal executive officer)

Date: October 31, 2006